Exhibit 10.29

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of the 10th day of February 2004, by and between Archipelago Holdings, L.L.C., a Delaware limited liability company (“Archipelago LLC”) and each of the Indemnitees listed on the signature pages to this agreement (each, an “Indemnitee”, and collectively, the “Indemnitees”) as such signature pages may be amended and supplemented from time to time.

RECITALS

WHEREAS, the Board of Managers (the “Board”) of Archipelago LLC has determined that conditions are favorable for Archipelago LLC to make an initial public offering (the “IPO”) and that, to facilitate such IPO, Archipelago LLC should be reorganized as a Delaware corporation;

WHEREAS, the Board of Archipelago LLC has determined that Archipelago LLC should be converted (the “Conversion”) into a Delaware corporation (the “Successor Corporation”) pursuant to Section 18-216 of the Delaware Limited Liability Company Act and Section 265 of the Delaware General Corporation Law by filing a Certificate of Conversion and a Certificate of Incorporation of Archipelago Holdings, Inc. (“Archipelago Inc.”, also referred to herein as the Successor Corporation) with the Secretary of State of the State of Delaware and, as part of the formation of the Successor Corporation, that GAP Archa Holdings, Inc. should merge (the “Merger”) with and into Archipelago Inc. (the Conversion and the Merger, collectively referred to herein as the “Reorganization”);

WHEREAS, Archipelago LLC proposes to file registration statements (the “Registration Statements”) with the Securities and Exchange Commission for the public offering and sale of shares of common stock of the Successor Corporation (including shares issuable in connection with employee benefit plans);

WHEREAS, Archipelago LLC has requested and Archipelago LLC and the Successor Corporation will request certain of the Indemnitees to execute the Registration Statements in the capacity or capacities listed and to be listed in such Registration Statements;

WHEREAS, each Indemnitee (i) is an officer or a manager of Archipelago LLC; (ii) will be an officer or director of Archipelago Inc. and/or (iii) is or will be a person requested or authorized by the board of managers of Archipelago LLC or by the board of directors of Archipelago Inc. to take actions on behalf of Archipelago LLC or Archipelago Inc., as the case may be, in connection with the Registration Statements or the Reorganization; and

WHEREAS, the parties hereto intend that, upon the Conversion, the Successor Corporation will assume Archipelago LLC’s obligations under this Agreement with respect to matters occurring both before and following the Conversion and that, upon the Conversion, each reference herein to Archipelago LLC shall be understood to refer to the Successor Corporation.

AGREEMENT

NOW, THEREFORE, in consideration of each Indemnitee’s acting and agreeing to act in the capacities referred to above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.                                       General.  Archipelago LLC (A) will indemnify and hold harmless each Indemnitee against any Losses (as hereinafter defined), joint or several, to which such Indemnitee may become subject, under the Securities Act of 1933, as amended (the “Act”) or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statements or any related Rule 462(b) Registration Statements or any preliminary prospectus or prospectus comprising a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Archipelago LLC shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to such Indemnitee made in any preliminary prospectus, any registration statement or any prospectus or any amendment or supplement in reliance upon and in conformity with written information relating to such Indemnitee furnished to Archipelago LLC by such Indemnitee expressly for use therein; and (B) will indemnify and hold harmless each Indemnitee against any Losses (or actions in respect thereof) which otherwise arise out of or are based upon or asserted against such Indemnitee in connection with such Indemnitees’ acting in the capacities referred to above in connection with the transactions contemplated by the Reorganization, except to the extent any such Losses referred to in this clause (B) arise out of or are based upon the type of conduct for which (x) a director would not be exempt from liability or (y) the indemnification of a director would be limited in respect of such Losses, in the case of (x) and (y), within the meaning of Section 102(b)(7) of the Delaware General Corporation Law (whether or not such Indemnitee is a director) or, after the filing of a certificate of incorporation of Archipelago Inc., the indemnification provision or provisions thereof as the same may be in effect from time to time.

Notwithstanding the foregoing provision of this Section 1, Archipelago LLC and each Indemnitee agree that insofar as indemnification for liabilities arising under the Act may be permitted under this Agreement to an Indemnitee who is a director, officer or controlling person of Archipelago LLC, in the event that a claim for indemnification against such liabilities is made by such an Indemnitee (other than the payment by Archipelago LLC of expenses incurred or paid by such Indemnitee in the successful defense of any action, suit or proceeding) in connection with a Registration Statement, Archipelago LLC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and Archipelago LLC and such Indemnitee will be governed by the final adjudication of such question.

2.                                       Losses.  As used in this Agreement, the term “Losses” shall include, without limitation, damages, losses, claims, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys’ fees, accountants’ fees, and disbursements and costs of attachment or similar bonds, investigation costs, defense preparation costs, costs of preparing for and presenting evidence or testimony, and any expenses of establishing a right to indemnification under this Agreement.  The term “Losses” shall not include taxes except to the extent taxes are imposed in respect of payments otherwise made pursuant to this Agreement, in which case such Indemnitee’s Losses shall include an amount not greater than the net taxes payable (taking into account any deductions or other tax benefits available to such Indemnitee as a result of the Losses in respect of which such payment is made).

3.                                       Enforcement.  Subject to the provisions of the second paragraph of Section 1 hereof, if a claim or request by an Indemnitee under this Agreement is not paid by Archipelago LLC or on its behalf, within thirty (30) days after a written claim or request has been received by Archipelago LLC and, if applicable, the affirmation in Section 5 hereof has been received by Archipelago LLC, such Indemnitee may at any time thereafter commence an arbitration proceeding in accordance with Section 9 hereof against Archipelago LLC to recover the unpaid amount of the claim or request, and if successful in whole or in part, such Indemnitee shall be entitled to be paid also the expense of prosecuting such proceeding.  It shall be a defense to any such proceeding (other than a proceeding commenced to enforce a claim for expenses incurred in defending any actual or threatened proceeding in advance of its final disposition where the required affirmation and undertaking, if any is required, have been tendered to Archipelago LLC) that such Indemnitee has not met the standards of conduct for Archipelago LLC to indemnify such Indemnitee herein for the amount claimed, but the burden of proving such defense shall be on Archipelago LLC.  Neither the failure of Archipelago LLC (including its Board, legal counsel or shareholders) to have made a determination prior to the commencement of such proceeding that indemnification of such Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth herein, nor an actual determination by Archipelago LLC (including its Board, legal counsel or shareholders) that such Indemnitee has not met such applicable standard of conduct, shall be a defense to the proceeding or create a presumption that such Indemnitee has not met the applicable standard of conduct.

4.                                       Partial Indemnification.  If an Indemnitee is entitled under any provision of this Agreement to indemnification by Archipelago LLC for some or a portion of any Losses, but not for the total amount thereof, Archipelago LLC shall nevertheless indemnify such Indemnitee for the portion of such Losses to which such Indemnitee is entitled.

5.                                       Expenses.  Expenses incurred by an Indemnitee in connection with any proceeding shall be paid by Archipelago LLC upon request of such Indemnitee that Archipelago LLC pay such expenses, but only upon receipt by Archipelago LLC of (i) a written affirmation of such Indemnitee’s good faith belief that the applicable standard of conduct necessary for indemnification by Archipelago LLC has been met, (ii) a written undertaking by or on behalf of such Indemnitee to reimburse Archipelago LLC for expenses if and to the extent that it is ultimately determined that the applicable standard of conduct has not been met and (iii) satisfactory evidence of the amount of such expenses.

6.                                       Notice of Claim.  Each Indemnitee shall promptly notify Archipelago LLC in writing of any claim against such Indemnitee for which indemnification will or could be sought under this Agreement.  In addition, each Indemnitee shall give Archipelago LLC such information and cooperation as it may reasonably require and as shall be within such Indemnitee’s power and at such times and places as are not unduly burdensome for such Indemnitee.

7.                                       Defense of Claim.  With respect to any proceeding as to which an Indemnitee notifies Archipelago LLC of the commencement thereof:

(a)                                  Archipelago LLC will be entitled to participate at its own expense;

(b)                                 subject to Section 7(c) hereof, Archipelago LLC shall not, in connection with any proceeding or related proceedings in the same jurisdiction against any Indemnitee and any other Indemnitees, be liable to such Indemnitee and such other Indemnitees for the fees and expenses of more than one separate law firm (in addition to a single firm of local counsel);

(c)                                  except as otherwise provided below, to the extent that it may wish, Archipelago LLC will be entitled to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee, which in Archipelago LLC’s sole discretion may be regular counsel to Archipelago LLC and may be counsel to other Indemnitees.  The Indemnitees also shall have the right to employ one separate counsel for such Indemnitees in such action, suit or proceeding if such Indemnitees reasonably conclude that if they did not there would be a conflict of interest between Archipelago LLC and such Indemnitees, and under such circumstances the fees and expenses of such counsel shall be paid by Archipelago LLC; and

(d)                                 Archipelago LLC shall not be liable to indemnify an Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without Archipelago LLC’s written consent.  Archipelago LLC shall not settle any action or claim in any manner which would impose any cost or limitation on an Indemnitee without such Indemnitee’s written consent.  Neither Archipelago LLC nor an Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

8.                                       Non-exclusivity.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of or affected in any way by any other right which an Indemnitee may have or hereafter may acquire under any statute, certificate of incorporation, by-laws, agreement, arrangement, resolution or instrument providing indemnification or expense payment, except that any payments otherwise required to be made by Archipelago LLC hereunder shall be offset by any and all amounts received by an Indemnitee from any other Indemnitor or under one or more liability insurance policies maintained by an Indemnitor or otherwise and shall not be duplicative of any other payments received by an Indemnitee from Archipelago LLC in respect of the matter giving rise to the indemnity hereunder.  When an Indemnitee is entitled to indemnification, expense advancement or reimbursement under this Agreement and any other agreement, arrangement, resolution or instrument of Archipelago LLC, the Indemnitee may choose to pursue it rights under one or more, but less than all, of such applicable agreements, arrangements, resolutions or instruments, in which case such Indemnitee need only comply with the standards and procedures of the agreements, arrangements, resolutions or instruments under which it chooses to pursue it rights.

9.                                       Arbitration.  (a)  Subject to the provisions of the second paragraph of Section 1 and Section 9(b) hereof, any dispute, controversy or claim between an Indemnitee and Archipelago LLC arising out of or relating to or concerning the provisions of this Agreement shall be finally settled by arbitration in Chicago, Illinois before, and in accordance with the rules then obtaining of the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA.

(b)                                 Notwithstanding the provision of Section 9(a) and in addition to its right to submit any dispute or controversy to arbitration, Archipelago LLC may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the State of Illinois, whether or not an arbitration proceeding has theretofore been or is ever initiated, for the purpose of temporarily, preliminarily or permanently enforcing the provisions of this Agreement or to enforce an arbitration award, and, for the purposes of this Section 9(b), each Indemnitee (i) expressly consents to the application of Section 9(c) hereof to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate and (iii) irrevocably appoints the General Counsel of Archipelago LLC, c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 as such Indemnitee’s agent for service of process in connection with any such action or proceeding, who shall promptly advise such Indemnitee of any such service of process.

(c)                                  (i)                                     Each Indemnitee hereby irrevocably submits to the exclusive jurisdiction of any state or federal court located in the State of Illinois over any suit, action or proceeding arising out of or relating to or concerning this Agreement that is not otherwise arbitrated according to the provisions of Section 9(a) hereof.  This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award.  The parties acknowledge that the forum designated by this Section 9(c) has a reasonable relation to this Agreement, and to the parties’ relationship with one another.  Notwithstanding the foregoing, nothing herein shall preclude Archipelago LLC from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 9.

(ii)                                  The agreement of an Indemnitee as to forum is independent of the law that may be applied in the action, and each Indemnitee agrees to this forum even if the forum may under applicable law choose to apply non-forum law.  Each Indemnitee hereby waives, to the fullest extent permitted by applicable law, any objection which such Indemnitee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 9(c)(i).  The parties undertake not to commence any action arising out of or relating to this Agreement in any forum other than the forum described in this Section 9(c).  The parties agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the parties.

10.                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by merger or consolidation), heirs, executors and administrators, including without limitation the Successor Corporation.  It is expressly acknowledged and understood by the parties hereto that, upon the Conversion, the Successor Corporation will assume this Agreement and Archipelago LLC’s obligations under this Agreement with respect to matters occurring both before and following the Conversion and each reference herein to Archipelago LLC shall be understood to refer to the Successor Corporation.

11.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law provisions thereof.

12.                                 Amendment.  Each party understands that from time to time certain other persons may become Indemnitees and certain Indemnitees will cease to be Indemnitees to the extent provided in this Section 12.  Accordingly, this Agreement may be amended by action of Archipelago LLC from time to time to add additional Indemnitees, without the approval of any other person other than such proposed Indemnitees, each of whom shall execute a counterpart of the signature page of this Agreement.  This Agreement may also be amended by action of Archipelago LLC and without the approval of any other person to remove an Indemnitee; provided that such amendment shall not be effective unless Archipelago LLC has provided 30 days prior written notice to the Indemnitee and, in any event, such amendment shall not affect any rights of such Indemnitee to be indemnified in respect of Losses associated with the acts, omissions or status of such Indemnitee through the effective date of such termination (including the right to subsequent indemnification and expense advancement and reimbursement relating to such acts, omissions or status).

13.                                 Waiver of Breach.  The failure or delay of a party at any time to require performance by any other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement.  No notice to or demand on any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or other circumstances.

14.                                 Severability.  Archipelago LLC and each Indemnitee agree that the agreements and provisions contained in this Agreement are severable and divisible, that each such agreement and provision does not depend upon any other provision or agreement for it enforceability, and that each such agreement and provision set forth herein constitutes an enforceable obligation between Archipelago LLC and such Indemnitee.  Consequently, Archipelago LLC and each Indemnitee hereto agrees that neither the invalidity nor the unenforceability of any provision of this Agreement shall affect the other provisions hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable provision were omitted.

15.                                 No Presumption.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not meet the applicable standard of conduct for indemnification under this Agreement.

16.                                 Notices.  Any communication, demand or notice to be given hereunder will be duly given when delivered in writing by hand or first class mail to Archipelago LLC at its principal executive office or to an Indemnitee at its last address appearing in the business records of Archipelago LLC (or to such other addresses as a party may designate by written notice to Archipelago LLC).

17.                                 No Assignments.  No Indemnitee may assign its rights or obligations under this Agreement without the prior written consent of Archipelago LLC.

18.                                 No Third Party Rights.  Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns, including without limitation the Successor Corporation.

19.                                 Counterparts.  This Agreement may be executed (including by facsimile transmission) in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

ARCHIPELAGO HOLDINGS, L.L.C.

By:
Name: Kevin J. P. O’Hara
Title: Authorized Person

Indemnitees:

Gerald D. Putnam

Stuart Townsend

Philip D. Defeo

Duncan Niederauer

Joseph Barra

Lawrence Leibowitz

Craig Messinger

Alan Freudenstein

Onuoha Odim

Jeffrey Wecker

William Cruger

William E. Ford

Michael Cormack

Nelson Chai

Kevin J.P. O’Hara

Steven Rubinow

MarrGwen Townsend